UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 17, 2023

PC Connection, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-23827	02-0513618
(State or Other Juris- diction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

730 Milford Road Merrimack, New Hampshire	03054
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 603-683-2000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CNXN	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02: Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 17, 2023, the stockholders of PC Connection, Inc. (the “Company”) approved an amendment to the Company’s 2020 Stock Incentive Plan (the “2020 Plan”), which increased the number of shares of common stock that may be issued under the 2020 Plan from 1,002,500 to 1,252,500 shares, representing an increase of 250,000 shares. The amendment to the 2020 Plan had previously been adopted by the Company’s Board of Directors (the “Board”), subject to stockholder approval.

The 2020 Plan provides for the grant of incentive stock options, nonstatutory stock options, stock appreciation rights, restricted stock, restricted stock units, other stock-based awards and cash awards. All of the Company’s employees, officers, and directors, as well as consultants and advisors (as the terms consultants and advisors are defined and interpreted for purposes of Form S-8 under the Securities Act of 1933, as amended, or any successor form), are eligible to receive awards under the 2020 Plan.

The foregoing brief description of the 2020 Plan is qualified in its entirety by the text of the 2020 Plan. A description of the terms and conditions of the 2020 Plan was provided in the definitive proxy statement filed by the Company with the Securities and Exchange Commission on April 7, 2023 under the heading “Proposal Two – Approval of Amendment to 2020 Stock Incentive Plan” and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 17, 2023, the Company held its 2023 Annual Meeting of Stockholders (the “Annual Meeting”), at which a quorum was present. The following is a brief description and vote count of all items voted on at the Annual Meeting:

(1)	The election of six directors to serve until the 2024 Annual Meeting of Stockholders;
(2)	The approval of an amendment to the 2020 Plan to increase the number of shares of common stock authorized for issuance under such plan from 1,002,500 to 1,252,500 shares; and
(3)	The ratification of the selection by the Audit Committee of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023.

The proposals were approved by the following votes:

Proposal #1: To elect six directors to serve until the 2024 Annual Meeting of Stockholders.

	For	Withheld	Broker Non-Vote
Election of Patricia Gallup	20,807,248	4,132,329	236,424
Election of David Beffa-Negrini	22,578,588	2,360,989	236,424
Election of Jay Bothwick	23,863,966	1,075,611	236,424
Election of Barbara Duckett	23,569,921	1,369,656	236,424
Election of Jack Ferguson	23,616,236	1,323,341	236,424
Election of Gary Kinyon	23,863,921	1,075,656	236,424

Proposal #2: To approve an amendment to the Company’s 2020 Plan to increase the number of shares of common stock authorized for issuance under such plan from 1,002,500 to 1,252,500 shares.

For	Against	Abstain	Broker Non-Vote
24,721,762	193,952	23,863	236,424

Proposal #3: To ratify the selection by the Audit Committee of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023.

For	Against	Abstain	Broker Non-Vote
24,974,570	181,577	19,854	-

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

	99.1	Amended 2020 Stock Incentive Plan (incorporated herein by reference to Appendix A to the Registrant’s proxy statement pursuant to Section 14(a), filed on April 7, 2023).

	104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 18, 2023	PC CONNECTION, INC.

	By:	/s/ Thomas C. Baker
Thomas C. Baker
Senior Vice President, Chief Financial Officer & Treasurer